UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) – November 4, 2005 (October 31, 2005)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

     (416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐  Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐  Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2005, MDC Partners Inc., a Canadian corporation (the "Company"), amended its Credit Agreement, dated September 22, 2004 (as amended the “Credit Facility”), by and among JPMorgan Chase Bank N.A., The Toronto-Dominion Bank, Bank of Montreal, Bank of Nova Scotia and Canadian Imperial Bank of Commerce as lenders (collectively, the “Lenders”), and with the Company, Maxxcom Inc., an Ontario corporation, and Maxxcom Inc., a Delaware corporation, as borrowers. Pursuant to such amendment, among other things, the Lenders (i) reduced the revolving commitments under the Credit Facility to $105 million, effective as of the date of the amendment, with a further reduction of $5 million on December 31, 2005; (ii) modified the Company's “total debt ratio” and “fixed charges ratio” covenants; (iii) effective April 15, 2006, added a 1.0% per annum facility fee calculated based on the amount of the revolving commitments under the Credit Facility in excess of $65 million, which fee will be payable beginning on April 15, 2006 and for so long as the revolving commitments under the Credit Facility are in excess of $65 million; and (iv) waived the default that may have occurred as a result of the Company's failure to comply with its total debt ratio covenant and fixed charges covenant with respect to the test period ending September 30, 2005. In addition, in the event of a sale of the Company’s Secure Products Business, the Company must repay advances under the Credit Facility by an amount equal to the net proceeds received by the Company from such sale (“Sale Net Proceeds”), and the revolving commitments under the facility would be reduced by an amount equal to the Sale Net Proceeds. A copy of this Amendment No. 6 to the Credit Facility is annexed hereto as Exhibit 10.1.

Risks and Uncertainties:

This document contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about the Company’s beliefs and expectations, particularly regarding the financial and strategic impact of acquiring the Zyman Group, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	the Company’s ability to remain in compliance with its credit facility;
•	risks associated with effects of national and regional economic conditions;
•	the Company’s ability to attract new clients and retain existing clients;
•	the financial success of the Company’s clients;

•	risks arising from reported and potential future material weaknesses in internal control over financial reporting;
•	the Company’s ability to retain and attract key employees;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Company’s Annual Report on Form 10-K and in the Company’s other SEC filings.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1:       Amendment No. 6, dated as of October 31, 2005, to the Credit Agreement, dated as of September 22, 2004 (and amended on December 22, 2004), among JPMorgan Chase Bank N.A., The Toronto-Dominion Bank, Bank of Montreal, Bank of Nova Scotia and Canadian Imperial Bank of Commerce as lenders, and with MDC Partners Inc., Maxxcom Inc., an Ontario corporation, and Maxxcom Inc., a Delaware corporation, as borrowers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: November 4, 2005	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel, General Counsel